Exhibit 99.1

TheZenith

PRESS RELEASE

BUSINESS & FINANCIAL EDITORS	STANLEY R. ZAX
FOR IMMEDIATE RELEASE	Chairman and President

ZENITH ANNOUNCES SECOND QUARTER RESULTS

WOODLAND HILLS, CA, July 28, 2005

Zenith National Insurance Corp. (NYSE: ZNT) reported net income of $46.4 million, or $1.90 per share, for the second quarter of 2005 compared to net income of $24.8 million, or $1.06 per share, for the second quarter of 2004.  Net income for the six months ended June 30, 2005 was $85.7 million, or $3.54 per share, compared to net income for the six months ended June 30, 2004 of $49.9 million, or $2.15 per share.

Net income in the second quarter and six months of 2005 includes a holding company expense of $3.4 million after tax, or $0.14 per share, paid in connection with the conversion, in April 2005, of $80.3 million aggregate principal amount of the Convertible Notes.  Also, net income includes realized gains on investments after tax of $10.6 million, or $0.43 per share, in the second quarter of 2005 compared to $1.2 million, or $0.05 per share, in the second quarter of 2004.  Net income includes realized gains on investments after tax of $12.5 million, or $0.51 per share, in the six months ended June 30, 2005 compared to $3.7 million, or $0.15 per share, in the six months ended June 30, 2004.

Income from the workers’ compensation and reinsurance segments were as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
(Dollars in Thousands)	2005	2004	2005	2004
Income Before Tax From (1):
Workers’ Compensation Segment	$42,864	$22,134	$84,025	$41,938
Reinsurance Segment	2,542	2,453	4,949	4,492

(1)                      Income from the workers’ compensation and reinsurance segments does not include any investment income, as described in the supplemental financial information contained in this press release.

Workers’ compensation net premiums earned increased approximately 29% in the three months and in the six months ended June 30, 2005 compared to the corresponding periods of 2004.  In California, workers’ compensation net premiums earned increased approximately 28% in the three months and in the six months ended June 30, 2005 compared to the corresponding periods of 2004.

The combined ratio for the workers’ compensation segment for the six months ended June 30, 2005 was 85.0% compared to 90.3% for the six months ended June 30, 2004.  The combined ratio for the reinsurance segment for the six months ended June 30, 2005 was 78.9% compared to 79.8% for the six months ended June 30, 2004.

Consolidated net cash flow from operating activities was $202.0 million for the six months ended June 30, 2005 compared to $165.8 million for the six months ended June 30, 2004.  Consolidated stockholders’ equity per share at June 30, 2005, March 31, 2005, December 31, 2004 and June 30, 2004 was $27.56, $26.55, $25.92 and $21.81, respectively.  Return on average equity in the six months ended June 30, 2005 was 31.1% compared to 24.4% in the corresponding period of 2004, and 27.2% in the year ended December 31, 2004.

Commenting on the results, Stanley R. Zax, Chairman & President, said: “The second quarter benefited from continued favorable claim cost trends, combined ratios and growth of investment income and provides the basis for optimism about our future.  Also, as previously reported, our balance sheet was significantly strengthened by the conversion into equity of $80.3 million of convertible debt resulting in a conservative ratio of debt to debt and equity of 14%.

There is a good level of positive momentum on the cost saving side due to the California reforms, which has led to a more robust and competitive market with more choices for employers, but as we have previously stated, the long-term outcome of the reforms is unknowable for several years.  Our strategy gives proper weight to our customers’ desires for lower prices and our shareholders’ desires for a fair return on equity.  Continuation of the favorable cost trends will be beneficial to our customers and shareholders.”

The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements if accompanied by meaningful cautionary statements identifying important factors that could cause actual results to differ materially from those discussed.  Forward-looking statements include those related to the plans and objectives of management for future operations, future economic performance, or projections of revenues, income, earnings per share, capital expenditures, dividends, capital structure, or other financial items.  Statements containing words such as expect, anticipate, believe, estimate or similar words that are used in this release or in other written or oral information conveyed by or on behalf of Zenith are intended to identify forward-looking statements.  Zenith undertakes no obligation to update such forward-looking statements, which are subject to a number of risks and uncertainties that could cause actual results to differ materially from those projected.  These risks and uncertainties include, but are not limited to, the following: (1) competition; (2) adverse state and federal legislation and regulation; (3) changes in interest rates causing fluctuations of investment income and fair values of investments; (4) changes in the frequency and severity of claims and catastrophes; (5) adequacy of loss reserves; (6) changing environment for controlling medical, legal and rehabilitation costs, as well as fraud and abuse; (7) losses associated with any terrorist attacks that impact our workers’ compensation business in excess of our reinsurance protection; and (8) other risks detailed herein and from time to time in Zenith’s reports and filings with the Securities and Exchange Commission.

(Selected financial data attached)

ZENITH NATIONAL INSURANCE CORP.

Selected Financial Data (Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(In thousands, except per share)	2005	2004	2005	2004

TOTAL REVENUES	$332,183	$247,821	$637,901	$491,218

SELECTED INCOME DATA:
Net Investment Income after Tax	$12,817	$9,707	$24,392	$19,819
Realized Gains on Investments after Tax	10,629	1,211	12,494	3,687
Income from Investment Segment after Tax	$23,446	$10,918	$36,886	$23,506

Net Income (1)	$46,400	$24,800	$85,700	$49,900

NET INCOME PER COMMON SHARE (1):
Basic (2)	$2.04	$1.29	$4.06	$2.61
Diluted (3)	1.90	1.06	3.54	2.15

STOCKHOLDERS’ EQUITY:

Stockholders’ Equity			$631,705	$420,492

Stockholders’ Equity per Share			27.56	21.81

Number of Common Shares:

Outstanding (2)			22,924	19,278
Weighted Average for the Period - Basic (2)	22,764	19,179	21,097	19,097
Weighted Average for the Period - Diluted (3)	24,696	24,503	24,663	24,390

(1)          The three and six months ended June 30, 2005 include an expense of $3.4 million after tax, or $0.14 per share, paid in connection with the conversion in April 2005 of $80.3 million aggregate principal amount of our 5.75% Convertible Senior Notes due 2023 (the “Convertible Notes”) and $1.5 million after tax, or $0.06 per share, of adverse loss development relating to the 2004 Florida hurricanes recognized by Advent Capital (Holdings) PLC (“Advent Capital”).  Because Advent Capital recently sold additional common stock in a public offering, we will no longer account for our investment under the equity method after the second quarter of 2005.

(2)          Outstanding shares at June 30, 2005 includes 3.2 million shares issued in April 2005 in connection with the conversion of $80.3 million aggregate principal amount of Convertible Notes.  Basic average outstanding shares for the three and six months ended June 30, 2005 includes 3.2 million and 1.6 million, respectively, of shares that were issued in connection with the conversion of $80.3 million aggregate principal amount of Convertible Notes.

(3)          Diluted average outstanding shares include the impact of all additional shares that would be issuable in connection with conversion of all of the Convertible Notes.  This represents an additional 1.8 million and 3.4 million shares for the three and six months ended June 30, 2005, respectively, and an additional 5.0 million shares for each of the three and six months ended June 30, 2004. After tax interest expense associated with the Convertible Notes of $0.5 million and $1.7 million for the three and six months ended June 30, 2005, respectively, and $1.3 million and $2.5 million for the three and six months ended June 30, 2004, respectively, is added back to net income in computing diluted earnings per share.

	Six Months Ended June 30,
(In thousands)	2005	2004

TOTAL REVENUES:

Net Premiums Earned (1)	$582,497	$456,630
Net Investment Income	36,182	28,916
Realized Gains on Investments	19,222	5,672
	$637,901	$491,218
RESULTS OF OPERATIONS BY SEGMENT (2):
Income from Investment Segment:
Net Investment Income	$36,182	$28,916
Realized Gains on Investments	19,222	5,672
	55,404	34,588
Workers’ Compensation Segment	84,025	41,938
Reinsurance Segment	4,949	4,492
Parent Segment (3)	(13,667)	(9,390)
Income from Continuing Operations before Tax and Equity in Earnings of Investee	130,711	71,628
Income Tax Expense	45,805	24,494
Income from Continuing Operations after Tax and before Equity in Earnings of Investee	84,906	47,134
Equity in Earnings of Investee after Tax (4)	794	2,766
NET INCOME	$85,700	$49,900

(1)          Net premiums earned in the six months ended June 30, 2004 are net of $47.8 million of ceded premiums earned in connection with a 10% ceded quota share reinsurance agreement which was terminated effective December 31, 2004.

(2)          See Supplemental Financial Information for a description of segment results.

(3)          Includes interest expense before tax of $5.3 million and $6.5 million for the six months ended June 30, 2005 and 2004, respectively.  Also, the six months ended June 30, 2005 includes an expense of $4.7 million before tax ($3.4 million after tax, or $0.14 per share) paid in connection with the conversion in April 2005 of $80.3 million aggregate principal amount of the Convertible Notes.

(4)          For the six months ended June 30, 2005, our share of Advent Capital net income includes $1.5 million after tax, or $0.06 per share, of adverse loss development relating to the 2004 Florida hurricanes recognized by Advent Capital.  Because Advent Capital recently sold additional common stock in a public offering, we will no longer account for our investment under the equity method after the second quarter of 2005.

	Six Months Ended June 30,
(In thousands)	2005		2004
PROPERTY-CASUALTY INSURANCE OPERATIONS:
Gross Premiums Written (1):
Workers’ Compensation:
California	$405,398	65.1%	$377,663	66.4%
Outside California	188,871	30.4%	166,016	29.2%
Total Workers’ Compensation	594,269	95.5%	543,679	95.6%
Reinsurance	28,143	4.5%	25,113	4.4%
	622,412	100.0%	568,792	100.0%
Net Premiums Written (1):
Workers’ Compensation:
California	389,166	65.0%	326,154	65.9%
Outside California	181,732	30.3%	143,925	29.1%
Total Workers’ Compensation (2)	570,898	95.3%	470,079	95.0%
Reinsurance	28,180	4.7%	24,979	5.0%
	599,078	100.0%	495,058	100.0%
Net Premiums Earned:
Workers’ Compensation:
California	383,533	65.8%	298,991	65.5%
Outside California	175,526	30.2%	135,441	29.6%
Total Workers’ Compensation (2)	559,059	96.0%	434,432	95.1%
Reinsurance	23,438	4.0%	22,198	4.9%
	582,497	100.0%	456,630	100.0%
Income before Tax/Combined Ratio of:
Workers’ Compensation (1)	84,025	85.0%	41,938	90.3%
Reinsurance (1)	4,949	78.9%	4,492	79.8%
COMBINED LOSS AND EXPENSE RATIOS:
Workers’ Compensation:
Losses and Loss Adjustment Expenses		59.4%		66.8%
Underwriting and Other Operating Expenses (3)		25.6%		23.5%
Combined Ratio		85.0%		90.3%
Reinsurance:
Loss and Loss Adjustment Expenses		64.2%		50.5%
Underwriting and Other Operating Expenses		14.7%		29.3%
Combined Ratio		78.9%		79.8%

(1)          See Supplemental Financial Information for a description of segment results, “Combined Ratio” and “Premiums Written.”

(2)          Premiums for the six months ended June 30, 2004 are net of $51.7 million of ceded premiums written and $47.8 million of ceded premiums earned in connection with a 10% ceded quota share reinsurance agreement which was terminated effective December 31, 2004.

(3)          The underwriting and other operating expense ratio for the workers’ compensation segment is higher in the six months ended June 30, 2005 by approximately two percentage points as compared to the same period in 2004 due to the absence in 2005 of ceding commissions received in 2004 under the 10% ceded quota share agreement which was terminated effective December 31, 2004.

	Three Months Ended June 30,
(In thousands)	2005	2004

TOTAL REVENUES:
Net Premiums Earned (1)	$296,780	$231,917
Net Investment Income	19,051	14,041
Realized Gains on Investments	16,352	1,863
	$332,183	$247,821
RESULTS OF OPERATIONS BY SEGMENT (2):
Income from Investment Segment:
Net Investment Income	$19,051	$14,041
Realized Gains on Investments	16,352	1,863
	35,403	15,904
Workers’ Compensation Segment	42,864	22,134
Reinsurance Segment	2,542	2,453
Parent Segment (3)	(8,351)	(4,612)
Income from Continuing Operations before Tax and Equity in (Losses) Earnings of Investee	72,458	35,879
Income Tax Expense	25,682	12,145
Income from Continuing Operations after Tax and before Equity in (Losses) Earnings of Investee	46,776	23,734
Equity in (Losses) Earnings of Investee after Tax (4)	(376)	1,066
NET INCOME	$46,400	$24,800

(1)          Net premiums earned in the three months ended June 30, 2004 are net of $24.4 million of ceded premiums earned in connection with a 10% ceded quota share reinsurance agreement which was terminated effective December 31, 2004.

(2)          See Supplemental Financial Information for a description of segment results.

(3)          Includes interest expense before tax of $2.0 million and $3.3 million for the three months ended June 30, 2005 and 2004, respectively.  Also, the three months ended June 30, 2005 includes an expense of $4.7 million before tax ($3.4 million after tax, or $0.14 per share) paid in connection with the conversion in April 2005 of $80.3 million aggregate principal amount of the Convertible Notes.

(4)          For the three months ended June 30, 2005, our share of Advent Capital’s net loss includes $1.5 million after tax, or $0.06 per share, of adverse loss development relating to the 2004 Florida hurricanes recognized by Advent Capital.  Because Advent Capital recently sold additional common stock in a public offering, we will no longer account for our investment under the equity method after the second quarter of 2005.

	Three Months Ended June 30,
(In thousands)	2005		2004
PROPERTY-CASUALTY INSURANCE OPERATIONS:
Gross Premiums Written (1):
Workers’ Compensation:
California	$200,913	67.0%	$188,272	68.5%
Outside California	91,228	30.4%	79,340	28.9%
Total Workers’ Compensation	292,141	97.4%	267,612	97.4%
Reinsurance	7,917	2.6%	7,166	2.6%
	300,058	100.0%	274,778	100.0%
Net Premiums Written (1):
Workers’ Compensation:
California	192,576	66.8%	162,381	68.2%
Outside California	87,649	30.5%	68,643	28.8%
Total Workers’ Compensation (2)	280,225	97.3%	231,024	97.0%
Reinsurance	7,869	2.7%	7,129	3.0%
	288,094	100.0%	238,153	100.0%
Net Premiums Earned:
Workers’ Compensation:
California	197,042	66.4%	153,938	66.4%
Outside California	88,522	29.8%	67,308	29.0%
Total Workers’ Compensation (2)	285,564	96.2%	221,246	95.4%
Reinsurance	11,216	3.8%	10,671	4.6%
	296,780	100.0%	231,917	100.0%
Income before Tax/Combined Ratio of:
Workers’ Compensation (1)	42,864	85.0%	22,134	90.0%
Reinsurance (1)	2,542	77.3%	2,453	77.0%
COMBINED LOSS AND EXPENSE RATIOS:
Workers’ Compensation:
Losses and Loss Adjustment Expenses		59.2%		66.2%
Underwriting and Other Operating Expenses (3)		25.8%		23.8%
Combined Ratio		85.0%		90.0%
Reinsurance:
Loss and Loss Adjustment Expenses		65.0%		44.3%
Underwriting and Other Operating Expenses		12.3%		32.7%
Combined Ratio		77.3%		77.0%

(1)          See Supplemental Financial Information for a description of segment results, “Combined Ratio” and “Premiums Written.”

(2)          Premiums in the three months ended June 30, 2004 are net of $25.5 million of ceded premiums written and $24.4 million of ceded premiums earned in connection with a 10% ceded quota share reinsurance agreement which was terminated effective December 31, 2004.

(3)          The underwriting and other operating expense ratio for the workers’ compensation segment is higher in the three months ended June 30, 2005 by approximately two percentage points as compared to the same period in 2004 due to the absence in 2005 of ceding commissions received in 2004 under the 10% ceded quota share agreement which was terminated effective December 31, 2004.

ZENITH NATIONAL INSURANCE CORP.

Supplemental Financial Information (Unaudited)

HOW WE REPORT ON OUR RESULTS

Our business is comprised of the following segments: investments; workers’ compensation; reinsurance; and parent.  Our real estate segment was discontinued in 2002.  Results of the investments segment include investment income and realized gains and losses on investments and we do not allocate investment income to our workers’ compensation and reinsurance segments.  Income (loss) before tax from the workers’ compensation and reinsurance segments is determined solely by deducting losses and loss adjustment expenses incurred and underwriting and other operating expenses incurred from net premiums earned.  The parent segment loss includes interest expense and the general operating expenses of Zenith National Insurance Corp.

Combined Ratios

The combined ratios, expressed as a percentage, are key measurements of profitability traditionally used in the property-casualty insurance business. The ratios discussed in this press release are calculated using GAAP financial results (defined as accounting principles generally accepted in the United States of America).  The combined ratio is the sum of the loss and loss adjustment expense ratio and the underwriting and other operating expense ratio. The loss and loss adjustment expense ratio is the percentage of net incurred loss and loss adjustment expenses to net premiums earned. The underwriting and other operating expense ratio is the percentage of underwriting and other operating expenses to net premiums earned.

NON-GAAP MEASURES

In addition to financial measures presented in the consolidated financial statements prepared in accordance with GAAP, we also use certain non-GAAP financial measures to analyze and report our financial results. Management believes that these non-GAAP measures, when used in conjunction with the consolidated financial statements, can aid in understanding our financial condition and results of operations. These non-GAAP measures are not a substitute for GAAP measures, and where these measures are described we provide information that reconciles the non-GAAP measures to the GAAP measures reported in our consolidated financial statements.

Premiums Written

Gross premiums written is a non-GAAP financial measure representing the amount of premiums we have billed to our policyholders in the applicable period. It is indicative of the amount of cash premium before commission expense that we expect to receive from our policies for the applicable period.  Net premiums written represent the amount of premiums we have billed to our policyholder in the applicable period less the cost of any reinsurance ceded.  Net premiums earned, the most comparable GAAP measure, represents the portion of premiums written that is recognized as earned in the financial statements for the periods presented.  Premiums are earned on a pro-rata basis over the term of the policies or reinsurance contracts.  The following table provides a reconciliation of gross premiums written and net premiums written to net premiums earned:

	Three Months Ended June 30,		Six Months Ended June 30,
(In thousands)	2005	2004	2005	2004
Workers’ Compensation:
Gross Premiums Written	$292,141	$267,612	$594,269	$543,679
Ceded Premiums	(11,916)	(36,588)	(23,371)	(73,600)
Net Premiums Written	280,225	231,024	570,898	470,079
Change in Unearned Premiums, Net of Reinsurance	5,339	(9,778)	(11,839)	(35,647)
Net Premiums Earned	$285,564	$221,246	$559,059	$434,432

Reinsurance:
Gross Premiums Written	$7,917	$7,166	$28,143	$25,113
Ceded Premiums	(48)	(37)	37	(134)
Net Premiums Written	7,869	7,129	28,180	24,979
Change in Unearned Premiums, Net of Reinsurance	3,347	3,542	(4,742)	(2,781)
Net Premiums Earned	$11,216	$10,671	$23,438	$22,198